Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of NOVA MEASURING INSTRUMENTS LTD. (the “Company”) and the effectiveness of its internal control over financial reporting dated February 25, 2015, appearing in its Annual Report on Form 20-F of the Company for the year ended December 31, 2014.

/s/ BRIGHTMAN ALMAGOR ZOHAR & CO.
BRIGHTMAN ALMAGOR ZOHAR & CO.
A MEMBER OF DELOITTE TOUCHE TOHMATSU

Tel Aviv, Israel
March 6, 2015